LIST OF SUBSIDIARIES	Exhibit 21.01

SUBSIDIARIES OF KANA SOFTWARE, INC.

BROADBASE SOFTWARE, INC. (US)

BROADBASE SOFTWARE GmbH (GERMANY)

FOUNDATION CV (NETHERLANDS, RESIDENT IN BARBADOS)

KANA COMMUNICATIONS EUROPE LTD (UK)

KANA COMMUNICATIONS PTY LTD. (AUSTRALIA)

KANA SOFTWARE AB (SWEDEN)

KANA SOFTWARE AUSTRIA GmbH (AUSTRIA)

KANA SOFTWARE B.V. (NETHERLANDS)

KANA SOFTWARE HONG KONG LIMITED (HONG KONG)

KANA SOFTWARE BVBA (BELGIUM)

KANA SOFTWARE CANADA LTD. (CANADA)

KANA SOFTWARE GmbH (GERMANY)

KANA SOFTWARE INDIA (INDIA)

KANA SOFTWARE INTERNATIONAL LTD. (CAYMAN ISLANDS)

KANA SOFTWARE KK (JAPAN)

KANA SOFTWARE KOREA LTD. (KOREA)

KANA SOFTWARE LTD. (UK)

KANA SOFTWARE PTE LTD. (SINGAPORE)

KANA SOFTWARE TECHNOLOGY, INC. (US)